SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

GOODRICH PETROLEUM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Goodrich Petroleum Corporation

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of the Stockholders of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), will be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas 77002, on Thursday, May 18, 2006, at 11:00 a.m. local time, for the following purposes:

1.

To elect four Class II directors to serve until the Annual Meeting of Stockholders in 2009 and until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

2.

To consider and vote upon a proposal to approve the First Amendment to the Company’s 1995 Stock Option Plan (the “1995 Plan”), which extends the plan to provide that grants could be made under the plan through December 31, 2005, and to approve the grant of 525,000 stock options and 101,129 shares of restricted (phantom) stock awards to certain officers and employees of the Company pursuant to the extended 1995 Plan;

3.	To consider and vote upon a proposal to approve the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”).

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006; and

5.	To transact such other business as may properly come before such meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The close of business on April 7, 2006, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented at the meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy promptly. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors

__________________________________________

Walter G. “Gil” Goodrich

Vice Chairman and Chief Executive Officer

April 17, 2006

Houston, Texas

Goodrich Petroleum Corporation

808 Travis Street

Suite 1320

Houston, Texas 77002

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas 77002, on May 18, 2006, at 11:00 a.m. local time, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, directors, officers and employees of the Company may solicit proxies by fax, telex, telephone and personal interview. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of shares of the Company’s common stock (the “Common Stock”). The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent to stockholders is April 20, 2006.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only holders of record of shares of Common Stock at the close of business on April 7, 2006 (the “Record Date”) will receive notice of and will be entitled to vote at the Annual Meeting. At the close of business on April 7, 2006, the Company had 24,922,147 shares of Common Stock outstanding. Holders of record of shares of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. The Company’s annual report to stockholders for the year ended December 31, 2005, including financial statements, is being mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposals Nos. 2, 3 and 4 require for approval the affirmative vote of the majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, and abstentions. Abstentions will be counted toward a quorum and will have the same effect as negative votes with regard to Proposal Nos. 2, 3 and 4.

If the beneficial owner of shares that are held of record by a broker does not give instructions to the broker as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters such as Proposal Nos. 1 and 4. Where a matter is not considered routine, such as Proposal No. 2 regarding the amendment of the Company’s 1995 Plan and Proposal No. 3 regarding the adoption of the 2006 Long-Term Incentive Plan, the shares held by the broker will not be voted without specific instructions from the beneficial owner. These so-called “broker non-votes” will be counted for the purpose of establishing whether a quorum is present, however, they will not be taken into account in determining the outcome of any non-routine proposals.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written communication delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Four directors are to be elected at the Annual Meeting. The Company’s Bylaws provide for a classified Board of Directors. The Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company’s annual meetings of stockholders in 2008, 2006 and 2007. Henry Goodrich, Patrick E. Malloy, III, Michael J. Perdue and Steven A. Webster have been nominated to serve as Class II directors and, if elected, will serve until the Company’s 2009 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified or until such directors’ earlier resignation or removal. The remaining directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2007 or 2008.

A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. “Plurality” means that the nominees who receive the largest number of votes cast, assuming a quorum is present or represented by proxy at the Annual Meeting, will be elected as directors. Accordingly, abstentions will have no effect on the outcome of the election. Stockholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the Class II nominees listed below. Although the Company is not aware of any nominee who will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Directors and Director Nominees

The following table sets forth certain information as of April 7, 2006 for each nominee for director and for each director including their name, age and position with the Company:

Class II Directors—Terms Expiring at the 2009 Annual Meeting (if elected)

Name	Age	Position
Henry Goodrich	75	Chairman—Emeritus of the Board, Director
Patrick E. Malloy III	63	Chairman of the Board of Directors
Michael J. Perdue	52	Director
Steven A. Webster	54	Director

Class III Directors—Terms Expiring at the 2007 Annual Meeting

Name	Age	Position
Walter G. Goodrich	47	Vice Chairman, Chief Executive Officer and Director
John T. Callaghan	51	Director
Arthur A. Seeligson	47	Director

Class I Directors—Terms Expiring at the 2008 Annual Meeting

Name	Age	Position
Josiah T. Austin	59	Director
Geraldine A. Ferraro	70	Director
Gene Washington	59	Director

Directors Up for Reelection

Patrick E. Malloy, III became Chairman of the Board of Directors in February 2003. He has been President and Chief Executive Officer of Malloy Enterprises, Inc., a real estate and investment holding company since 1973. In addition, Mr. Malloy served as a director of North Fork Bancorporation, Inc. (NYSE) from 1998 to 2002 and was Chairman of the Board of New York Bancorp, Inc. (NYSE) from 1991 to 1998. He joined the Company’s Board in May 2000.

Henry Goodrich is the Chairman of the Board of Directors—Emeritus. Mr. Goodrich began his career as an exploration geologist with the Union Producing Company and McCord Oil Company in the 1950’s. From 1971 to 1975, Mr. Goodrich was President, Chief Executive Officer and a partner of McCord-Goodrich Oil Company. In 1975, Mr. Goodrich formed Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company. He was elected to our board in August 1995, and served as Chairman of the Board from March 1996 through February 2003. Mr. Goodrich is also a director of Pan American Life Insurance Company. Henry Goodrich is the father of Walter G. Goodrich.

Michael J. Perdue is the President and Chief Executive Officer of Community Bancorp Inc., a publicly traded bank holding company based in Escondido, California. Prior to assuming his present position in July 2003, Mr. Perdue was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation. From September 1993 to April 1999, Mr. Perdue served in executive positions with Zions Bancorporation and FP Bancorp, Inc., as a result of FP Bancorp’s acquisition by Zions Bancorporation in May 1998. He has also held senior management positions with Ranpac, Inc., a real estate development company, and PacWest Bancorp. He was elected to our Board of Directors in January 2001.

Steven A. Webster is Co-Managing Partner of Avista Capital Partners, which makes private equity investments in energy, healthcare and media. From 2000 through June 2005, he was Chairman of Global Energy Partners, an affiliate of the Merchant Banking Division of Credit Suisse First Boston, which made private equity investments in the energy industry. He was Chairman and Chief Executive Officer of Falcon Drilling Company, a marine oil and gas drilling contractor from 1988 to 1997, and was President and Chief Executive Officer of its successor, R&B Falcon Corporation from 1998 to 1999. Mr. Webster is Chairman of the Board of Carrizo Oil & Gas, Inc., a NASDAQ traded oil and gas exploration company and Basic Energy Services, a NYSE traded oil service company. He serves on the Board of Directors of numerous other public and private companies, primarily in the energy industry. He was elected to our Board of Directors in August 2003.

Directors with Terms Expiring in 2007 and 2008

Josiah T. Austin is the managing member of El Coronado Holdings, L.L.C., a privately owned investment holding company. He and his family own and operate agricultural properties in the state of Arizona and Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Mr. Austin previously served on the Board of Directors of Monterey Bay Bancorp of Watsonville, California, and is a prior board member of New York Bancorp, Inc., which merged with North Fork Bancorporation, Inc. (NYSE) in early 1998. He was elected to the Board of Directors of North Fork Bancorporation, Inc. in May 2004. He became one of our directors in August 2002.

John T. Callaghan is the Managing Partner of Callaghan & Nawrocki, L.L.P, an audit, tax and consulting firm with offices in New York City, Melville and Smithtown, New York. He is a Certified Public Accountant and a member of the Association of Certified Fraud Examiners. He was employed by a major accounting firm from 1979 until 1986, at which time he formed his present firm. Mr. Callaghan also serves as a director for Andrea Systems LLC. He was elected to our Board of Directors in June 2003.

Geraldine A. Ferraro is Senior Managing Director and head of the public affairs practice of The Global Consulting Group, a New York-based international investor relations and corporate communications firm providing advisory services to public companies, private firms and governments around the world. Ms. Ferraro serves as a Board member of the National Democratic Institute of International Affairs and a member of the Council on Foreign Relations and was formerly United States Ambassador to the United Nations Human Rights Commission. Ms. Ferraro has been affiliated with numerous public and private sector organizations, including serving as a director of the former New York Bancorp, Inc., a NYSE-listed company. She was elected to our Board of Directors in August 2003.

Walter G. “Gil” Goodrich became Vice Chairman of the Board of Directors in February 2003. He has served as the Company’s Chief Executive Officer since August 1995. Mr. Goodrich was Goodrich Oil Company’s Vice President of Exploration from 1985 to 1989 and its President from 1989 to August 1995. He joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company, as an exploration geologist in 1980. Gil Goodrich is the son of Henry Goodrich. He has served as one of the Company’s directors since August 1995.

Arthur A. Seeligson is currently engaged in the management of his personal investments in Houston, Texas. From 1991 to 1993, Mr. Seeligson was a Vice President, Energy Corporate Finance, at Schroder Wertheim & Company, Inc. From 1993 to 1995, Mr. Seeligson was a Principal, Corporate Finance, at Wasserstein, Perella & Co. He was primarily engaged in the management of his personal investments from 1995 through 1997. He was a managing director with the investment banking firm of Harris, Webb & Garrison from 1997 to June 2000. He has served as one of our directors since August 1995.

Gene Washington is the Director of Football Operations with the National Football League in New York. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University prior to assuming his present position with the NFL in 1994. Mr. Washington serves and has served on numerous corporate and civic boards, including serving as a director of the former New York Bancorp, Inc., a NYSE-listed company. He was elected to our Board of Directors in June 2003.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2— APPROVAL OF FIRST AMENDMENT TO THE GOODRICH

PETROLEUM CORPORATION 1995 STOCK OPTION PLAN

At the Annual Meeting, the stockholders will be asked to approve the First Amendment (“Amendment”) to the Goodrich Petroleum Corporation 1995 Stock Option Plan (the “1995 Plan”). The Company’s Board of Directors unanimously approved the Amendment on February 1, 2006, subject to stockholder approval of the Amendment at the Annual Meeting. In accordance with the listing requirements of the New York Stock Exchange, stockholder approval of the Amendment to the 1995 Plan requires the affirmative vote of at least a majority of the votes cast at the Annual Meeting where total votes cast represent over 50% of all shares entitled to vote. Total votes cast include those cast for or against or abstaining with respect to this proposal. Broker non-votes are not counted as votes cast. If the Amendment is not approved by the stockholders at the Annual Meeting, the Amendment will not become effective.

Below is a summary of the terms of the Amendment that is qualified in its entirety by reference to the full text of the Amendment which is attached to this document as Annex A.

The Company’s Board of Directors recommends the stockholders vote FOR the approval of the First Amendment to the Goodrich Petroleum Corporation 1995 Stock Option 1995 Plan.

Purpose of the Amendment

The 1995 Plan, as initially adopted by the Company and approved by the Stockholders, provides that awards could be granted under it during the 10-year period ending August 16, 2005. At its December 6, 2005 meeting, the Board granted stock options with respect to 525,000 shares and 101,129 restricted (phantom) share awards with respect to the common stock of the Company to 35 employees (collectively, the “Grants”). Since the period for making grants under the 1995 Plan had expired, the Grants were not made under the 1995 Plan as currently adopted. The purpose of the Amendment is to extend the period under which awards could be granted solely for the purpose of incorporating the Grants into the 1995 Plan retroactively so that the Grants will be subject to approval of stockholders and upon exercise of the options and payment of the phantom stock awards, the shares of Company stock delivered will be covered by a registration statement, the Form S-8 filed with respect to the 1995 Plan. Another purpose of the Amendment is to incorporate the Grants into the 1995 Plan so that the shares that were available for awards prior to the expiration of the 10-year grant period could be used for awards in December 2005, rather than delaying the grant of the awards to the adoption of the 2006 Long-Term Incentive Compensation Plan. If the Amendment is not approved, the Grants will be cancelled.

Number of Shares Subject to the Amendment

The Amendment continued the 1995 Plan without change other than (i) extending the term of the 1995 Plan during which grants could be made under the 1995 Plan through December 31, 2005, but not thereafter, and (ii) incorporating the Grants into the 1995 Plan retroactively. The number of previously approved shares of Company stock that remained under the 1995 Plan but could not be used for awards prior to the Amendment was 1,339,250 shares. The Grants were made with respect to 626,129 shares. Other than the Grants to be incorporated into the 1995 Plan, no awards have been made pursuant to the Amendment and no additional grants can be made under the 1995 Plan after December 31, 2005.

The 1995 Plan provides that no participant may receive awards in any calendar year with respect to more than 500,000 shares. The largest number of shares subject to the options and phantom stock awards made under the Grants to any individual was 135,000 shares.

The shares of common stock to be delivered with respect to the Grants may be treasury shares or authorized but unissued shares.

Administration

The 1995 Plan is administered by the Compensation Committee of the Board of Directors or the Company. The Committee has the full authority, subject to the terms of the 1995 Plan, to establish rules and regulations for the proper administration of the 1995 Plan.

Eligibility

The terms of the 1995 Plan permit grants to all employees, consultants and directors. However, the Grants were made to only 35 employees of the Company.

Stock Options

The term of each stock option covered by the Grants was for ten years, subject to early termination upon the termination of the optionee’s employment. The exercise price for each option was the $23.29 closing price of a share of Company common stock on December 6, 2005, as reported on the New York Stock Exchange Composite Tape for that date. Each grantee’s options will become exercisable as to one-third of the shares subject to his award on each anniversary of the grant date and will become exercisable in full if the optionee’s employment is terminated due to his death or disability. In addition, the options will become fully exercisable upon a change of control of the Company.

Phantom Shares

The restricted (phantom) share awards made by the Grants are rights to receive amounts equal to a specified number of shares of common stock of the Company. The phantom share will vest as to one-third of the shares on each anniversary of the grant date, and will vest earlier upon the grantee’s termination of employment due to his death or disability. In addition, the phantom shares will vest on a change in control of the Company. Payment of vested phantom shares may be made in cash, shares of Company common stock or any combination thereof, as determined by the Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date. The phantom shares also have tandem dividend equivalent rights that entitle the holder to receive, upon vesting of a phantom share, an additional number of shares of Company common stock equal to the value of any dividends made on a share of common stock during the period the phantom share was outstanding.

Federal Income Tax Aspects of the 1995 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences under the 1995 Plan and is not intended to be exhaustive.

As a general rule, no federal income tax is imposed on participant upon the grant of an award and the Company is not entitled to a tax deduction by reason of such grant. When a phantom share award is paid, the holder will realize ordinary income in an amount equal to the cash and/or the fair market value of the shares of common stock received at that time, and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction. Upon the exercise of a stock option, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the exercise price paid for such shares, and the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is recognized by the holder, provided applicable federal income tax reporting requirements are satisfied. The Grants are intended to comply with Section 409A of the Internal Revenue Code, concerning deferred compensation. Failure to comply could subject a participant to an additional 20% tax.

In general, Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless the compensation qualifies under Section 162(m) of the Internal Revenue Code as “performance-based”. The options under the Grants have been designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit. The phantom share awards will not qualify as “performance-based compensation.”

Upon a change of control of the Company, awards granted to certain individuals may be “excess parachute” payments for purposes of Section 280G of the Code and, in such event, the individual would be subject to an additional 20% excise tax with respect to the “parachute value” of the awards and the Company would not be entitled to a tax deduction for such parachute amount.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE FIRST AMENDMENT TO THE 1995 PLAN

PROPOSAL NO. 3—APPROVAL OF GOODRICH PETROLEUM CORPORATION

2006 LONG-TERM INCENTIVE COMPENSATION PLAN

At the Annual Meeting, the stockholders will be asked to approve the Goodrich Petroleum Corporation 2006 Long-Term Incentive Compensation Plan (the “2006 Plan”). The Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights (“SARs”), restricted (phantom) stock awards, performance awards, and stock payments to employees, consultants and non-employee directors of the Company.

The Company’s Board of Directors unanimously approved the 2006 Plan on February 1, 2006, subject to stockholder approval at the Annual Meeting. In accordance with the listing requirements of the New York Stock Exchange, stockholder approval of the 2006 Plan requires the affirmative vote of at least a majority of the votes cast at the Annual Meeting where total votes cast represent over 50% of all shares entitled to vote. Total votes cast include those cast for or against or abstaining with respect to this proposal. Broker non-votes are not counted as votes cast. If the 2006 Plan is not approved by the stockholders at the Annual Meeting, the 2006 Plan will not become effective.

Below is a summary of the terms of the 2006 Plan that is qualified in its entirety by reference to the full text of the 2006 Plan which is attached to this document as Annex B.

The Company’s Board of Directors recommends the stockholders vote FOR the approval of the Goodrich Petroleum Corporation 2006 Long-Term Incentive Compensation Plan.

Purpose of the 2006 Plan

The 2006 Plan is designed to enable the Company and its affiliates to provide those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest with stock-based incentive and reward opportunities designed to align their interests with those of the stockholders of the Company, thereby enhancing the profitable growth of the Company. A further purpose of the 2006 Plan is to provide a means for the Company to attract and retain such individuals in the service of the Company and its affiliates.

If approved, the 2006 Plan is intended to replace the 1995 Plan, as amended (see “Proposal No. 2—Approval of First Amendment to the Goodrich Petroleum Corporation 1995 Stock Option Plan”), which, as amended, has expired.

Number of Shares Subject to the 2006 Plan

The maximum number of shares of the Company’s common stock that may be issued under the 2006 Plan with respect to awards will be 2,000,000 shares. Upon certain corporate events, such as a stock split, recapitalization, reorganization, spinoff and other similar events, the number of shares available under the 2006 Plan will be adjusted to appropriately reflect that event.

No participant may receive stock-denominated awards with respect to more than 500,000 shares in any calendar year. The maximum amount of cash-denominated Performance Awards that may be granted to any participant during any calendar year may not exceed $2,000,000.

The shares of common stock to be delivered under the 2006 Plan may be treasury shares or authorized but unissued shares. To the extent that an award terminates, expires, lapses, or is settled in cash, the shares subject to the award may be used again with respect to new grants under the 2006 Plan. However, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations may not be used again for grants under the 2006 Plan.

Administration

The 2006 Plan will be administered by the Compensation Committee of the Board of Directors of the Company, which is intended to be comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3) who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m) of the Internal Revenue Code). The term “Committee,” as used in the 2006 Plan, refers to the Compensation Committee and includes any other committee of the Board, if appointed.

The Committee will have the full authority, subject to the terms of the 2006 Plan, to establish rules and regulations for the proper administration of the 2006 Plan, to select the employees, consultants and directors to whom awards are granted, and to determine the type of awards made and the terms of the awards.

Eligibility

All employees, consultants and directors of the Company are eligible to participate in the 2006 Plan. The selection of which of the eligible individuals will receive awards is within the sole discretion of the Committee.

Term of Plan

Provided the 2006 Plan is approved by the Company’s stockholders at the Annual Meeting, the 2006 Plan will become effective as of the date of that approval. No awards may be granted under the 2006 Plan after the 10th anniversary of the date the 2006 Plan was approved by the Board. The Board or the Committee may terminate the 2006 Plan earlier at any time with respect to any shares of common stock for which awards are not then outstanding.

Stock Options and SARs

The term of each option and SAR will be as specified by the Committee at the date of grant (but not more than ten years). The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the award agreement that evidences the option or SAR grant. The exercise price for each option and SAR will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option or SAR is granted. The Committee shall also determine the length of service, performance objectives or other conditions, if any, that must be satisfied before all or part of an option or SAR may vest and be exercised. The period during which an option or SAR may be exercised shall be set forth in the award agreement.

The status of an option granted to an employee as to whether it is an incentive stock option or a nonstatutory stock option will be designated by the Committee at the time of grant. The Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, shares of the Company common stock already owned by the optionee, or by any combination thereof. The 2006 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option through a broker.

Phantom Shares

Phantom Shares are awards of rights to receive amounts equal to a specified number of shares of common stock. Such awards may be subject to the fulfillment of conditions, which may be linked to Performance Criteria or other specified criteria, including the passage of time as the Committee may specify. Payment of Phantom Shares may be made in cash, shares of common stock or any combination thereof, as determined by the Committee in its discretion, and shall be paid following the close of the vesting period. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date.

Restricted Stock

Pursuant to a Restricted Stock award, shares of the Company’s common stock will be issued in the name of the employee, consultant or director at the time the award is made, but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender the shares to the Company, which may be linked to Performance Criteria (described below) or other specified criteria, including the passage of time, as may be determined in the discretion of the Committee.

Performance Awards

The Committee may grant Performance Awards, which are dollar-denominated awards that may be paid in cash, Company common stock or any combination thereof, as determined by the Committee in its discretion. At the time of the grant, the Committee will establish the dollar amount of each Performance Award, the specified criteria, including the passage of time or Performance Criteria, that must be achieved, and the performance period over which the performance or vesting goals will be measured. Following the end of the performance period, the Committee will determine the amount payable to the holder of the Performance Award based on the achievement of the vesting goals for such performance period. Payment of vested awards will be made in cash and/or in shares of common stock, as determined by the Committee, following the close of the performance period.

Bonus Shares

Bonus Shares are unrestricted shares of common stock and may be paid as part of, or in lieu of all or any portion of, any bonus, deferred compensation or other compensation of an eligible individual.

Performance-Based Compensation

With respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Committee will establish performance goals based upon the attainment of such target levels of one or more of the Performance Criteria (as described below) over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one criteria is used, will be determined by the Committee at the time of grant. Following the completion of each specified performance period, the Committee will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a participant, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

For purposes of the 2006 Plan, the term “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, or operating unit: oil and/or gas reserves, production volumes, finding and development costs, net income (either before or after interest, taxes, depreciation and/or amortization), revenue, operating earnings, cash flow, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, productivity, expense, margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement and permitted by Section 162(m), shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof. A performance goal need not be based upon an increase or positive result under a business criterion and may be based upon limiting economic losses or maintaining the status quo.

Miscellaneous

The Committee may amend or modify the 2006 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment (i) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or (ii) to increase the number of shares available.

Upon a Change of Control of the Company (as defined in the 2006 Plan), awards automatically become fully vested and payable unless the individual’s award agreement provides to the contrary.

Federal Income Tax Aspects of the 2006 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences under the 2006 Plan as normally operated and is not intended to be exhaustive.

As a general rule, no federal income tax is imposed on a participant upon the grant of a an award under the 2006 Plan, other than Bonus Shares, and the Company is not entitled to a tax deduction by reason of such grant, other than Bonus Shares. When an award is paid or becomes vested, the holder will realize ordinary income in an amount equal to the cash and/or the fair market value of the shares of common stock received at that time, and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction. Upon the exercise of a non-statutory stock option or SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such shares, and the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is recognized by the holder, provided applicable federal income tax reporting requirements are satisfied. Stock options that are incentive stock options (“ISOs”) under Section 422 of the Code are subject to special federal income tax treatment. In general, no federal income tax is imposed on exercise of an ISO although the exercise may trigger alternative minimum tax liability to the optionee, and the Company is not entitled to any deduction for federal income tax purposes in connection with the grant or exercise of an ISO. However, if the optionee disposes of the shares acquired upon exercise of an ISO before satisfying certain holding period requirements, the optionee will be treated, in general, as having received, at the time of disposition, compensation taxable as ordinary income and in such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation treated as being received by the optionee.

In general, Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless the compensation qualifies under Section 162(m) of the Internal Revenue Code as “performance-based”. The 2006 Plan has been designed to provide flexibility with respect to whether awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit.

Upon a change of control of the Company, awards granted to certain individuals may be “excess parachute” payments for purposes of Section 280G of the Code and, in such event, the individual would be subject to an additional 20% excise tax with respect to the “parachute value” of the awards and the Company would not be entitled to a tax deduction for such parachute amount.

Awards granted under the 2006 Plan will generally be intended to comply with new Section 409A of the Internal Revenue Code, concerning deferred compensation. Failure to comply could subject a participant to an additional 20% tax.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2006 LONG-TERM INCENTIVE COMPENSATION PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of April 7, 2006 by:

•	each person known by the Company to beneficially own 5% or more of the Company’s common stock;

•	each of the named executive officers and each of the directors of the Company; and

•	all current executive officers and directors as a group.

Percentage of ownership is based on 24,922,147 shares of common stock outstanding as of April 7, 2006. Beneficial ownership is calculated based on SEC requirements. Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Beneficial Ownership
Name and Address of Beneficial Owner	Amount	Percent
Josiah T. Austin(1)	5,548,860	22.3
Patrick E. Malloy, III(2)	5,313,426	21.2
Walter G. Goodrich(3)	1,195,828	4.8
Henry Goodrich(4)	329,959	1.3
Robert C. Turnham, Jr.(5)	258,021	1.0
John T. Callaghan	172,270	*
Steven A. Webster	77,920	*
Michael J. Perdue(6)	73,779	*
Arthur A. Seeligson(7)	53,093	*
Mark E. Ferchau	42,355	*
James B. Davis(8)	41,167	*
Geraldine Ferraro(9)	39,820	*
Gene Washington	27,020	*
D. Hughes Watler, Jr.	25,668	*
Directors and Executive Officers as a Group (14 persons)(10)	12,919,061	51.2

FMR Corp.(11)	3,093,944	12.4

*	Less than 1%
(1)

Includes the following securities: (a) 5,374,140 shares of common stock held by El Coronado Holdings, LLC (“ECH”) over which Mr. Austin serves as the sole Managing Member, (b) 61,420 shares of common stock held by Mr. Austin on his own behalf, (c) 19,600 shares of common stock held in a trust for the benefit of Valerie Gordon of which Mr. Austin is trustee, (d) 21,300 shares of common stock held in a trust for benefit of Matthew Lowery of which Mr. Austin is trustee, (e) 23,300 shares of common stock held in a trust for the benefit of Christine Lowery of which Mr. Austin is trustee and (f) 49,100 shares of common stock held in a trust for the benefit of Austin—Clark Life Insurance of which Mr. Austin is trustee. As the sole Managing Member of ECH, Mr. Austin shares with ECH the power to vote or to direct the vote or the disposition of the 5,374,140 shares of common stock held by ECH. Mr. Austin has the sole power to vote or to direct the vote or to dispose or to direct the disposition of 174,720 shares of common stock. The address of Mr. Austin is 12626 E. Turkey Creek Road, Pearce, Arizona 85625.

(2)

Includes the following securities: (a) 4,793,926 shares of common stock held by Mr. Malloy on his own behalf, (b) 177,750 shares of common stock held on behalf of his daughter, Katherine C. Malloy, (c) 177,750 shares of common stock held on behalf of his daughter, Maggie Malloy and (d) currently exercisable options to purchase 164,000 shares of common stock. Mr. Malloy’s address is 7 West Snapper Point Drive, Ocean Reef Club, Key Largo, Florida 33037.

(3)

Includes the following securities: (a) 510,961 shares of common stock held by Walter G. Goodrich on his own behalf, (b) 280,125 shares of common stock held by HGF Partnership, a Louisiana partnership, in which Walter G. Goodrich owns an indirect general partnership interest, (c) 381,409 shares of common stock owned by Goodrich Energy, Inc., a corporation with respect to which Walter G. Goodrich is the sole stockholder and (d) currently exercisable options to purchase 23,333 shares of common stock. As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership. However, Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership. Walter G. Goodrich exercises sole voting and investment power with respect to the shares held by Goodrich Energy, Inc. Walter G. Goodrich’s address is 808 Travis St., Suite 1320, Houston, Texas 77002.

(4)

Includes the following securities: (a) 27,834 shares of common stock held by Henry Goodrich on his own behalf, (b) 280,125 shares of common stock held by HGF Partnership and (c) currently exercisable options to purchase 22,000 shares of common stock. As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership. However, Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership. Henry Goodrich’s address is 333 Texas Street, Suite 1375, Shreveport, Louisiana 71101.

(5)

Includes the following securities: (a) 187,971 shares of common stock held by Mr. Turnham on his own behalf and (b) currently exercisable options to purchase 42,500 shares of common stock. In addition, includes the following securities held by Mr. Turnham’s wife: 27,550 shares of common stock. Mr. Turnham’s address is 808 Travis Street, Suite 1320, Houston, Texas 77002.

(6)	Includes 73,779 shares of common stock held by a family trust of which Mr. Perdue is the trustee. Mr. Perdue’s address is 900 Canterbury Place, Suite 300, Escondido, CA 92025.
(7)

Includes the following securities: (a) 28,093 shares of common stock held by Mr. Seeligson on his own behalf and (b) currently exercisable options to purchase 25,000 shares of common stock. Mr. Seeligson’s address is 808 Travis Street, Suite 2200, Houston, Texas 77002.

(8)

Includes the following securities: (a) 16,167 shares of common stock held by Mr. Davis on his own behalf and (b) currently exercisable options to purchase 25,000 shares of common stock. In addition, includes 2,000 shares of common stock held by Mr. Davis’ children. Mr. Davis’ address is 808 Travis Street, Suite 1320, Houston, Texas 77002.

(9)

Includes the following securities: (a) 29,820 shares of common stock held by Ms. Ferraro on her own behalf and (b) 10,000 shares of common stock held by Ms. Ferraro’s husband. Ms. Ferraro’s address is 22 Courtlandt Street, 14th Floor, New York, New York 10007.

(10)	The number of shares of common stock beneficially owned by all executive officers and directors as a group includes currently exercisable options to purchase 326,833 shares of common stock.
(11)

Based on Schedule 13G/A filed on February 14, 2006 by FMR Corp. (“FMR”), Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 2,489,050 shares as a result of acting as investment adviser to the various investment companies. Each of Edward C. Johnson, III, Chairman of FMR Corp., and FMR has sole power to dispose of the 2,489,050 shares owned by the Fidelity Funds. Neither Edward C. Johnson, III nor FMR has the sole power to vote such shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 604,894 shares as a result of acting as investment adviser to the institutional accounts. Each of Edward C. Johnson, III and FMR has sole voting and dispositive power over such 604,894 shares owned by Fidelity Trust. FMR is the beneficial owner of 5,294 shares. The address of Fidelity and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company’s Board of Directors (the “Board”) has adopted Corporate Governance Guidelines, which can be viewed on its web site at www.goodrichpetroleum.com/pdf/CorporateGovernanceGuidelines.pdf. Among other things, the guidelines include the following:

•	Director Qualification Standards

•	Director Responsibilities

•	Director Access to Management and Independent Advisors

•	Director Compensation

•	Director Orientation and Continuing Education

•	Management Succession

•	Annual Performance Evaluation

General Information about the Board of Directors and its Committees

The Board of Directors held ten meetings in 2005. The Company does not have a formal policy regarding director attendance at Board meetings. However, the Board of Directors must consider a director’s history of attendance at Board and Committee meetings as well as the director’s preparation for and participation in such meetings when considering the director for renomination to the Board. All of the Company’s directors, except for Mr. Malloy, attended last year’s annual meeting.

The Company’s non-management directors have met separately in executive session without any members of management present. Mr. Austin has been designated as the director to preside over executive sessions of non-management directors. If any of the Company’s non-management directors were to fail to meet the NYSE’s criteria for independence, then the independent directors would meet separately at least once a year in accordance with the rules of the NYSE.

The Independence of the Members of the Board of Directors

The Board of Directors has determined that each member of the Board of Directors, other than Patrick E. Malloy, III, Walter G. Goodrich and Henry Goodrich, is “independent” as that term is defined in the New York Stock Exchange’s listing standards.

Standing Committees of the Board of Directors

The Board of Directors of the Company had four standing committees during 2005: Executive Committee, Audit Committee, Compensation Committee and Hedging Committee. The membership and functions of each committee are described below. The Executive Committee, Audit Committee, Compensation Committee and Hedging Committee met two, seven, five and two times, respectively, in 2005. Each director, except for Mr. Webster, attended at least 75% of the meetings of (i) the Board of Directors and (ii) any committee on which such director served.

The following chart reflects the current membership of each of our Board’s committees:

Name	Executive Committee	Audit Committee	Compensation Committee	Hedging Committee
Patrick E. Malloy, III	**			**
Walter G. Goodrich	*			*
Henry Goodrich	*
Arthur A. Seeligson	*	*	*
Michael J. Perdue		**
John T. Callaghan		*
Geraldine A. Ferraro		*
Gene Washington			**
Josiah T. Austin			*	*

*	Member
**	Chair

Executive Committee

The members of the Executive Committee are Messrs. Malloy, Gil Goodrich, Henry Goodrich and Seeligson, with Mr. Malloy serving as Chairman. The Executive Committee is delegated the authority to approve any actions that the Board of Directors could approve, except to the extent restricted by law or by the Company’s Restated Certificate of Incorporation or Bylaws.

Audit Committee

The members of the Audit Committee are Messrs. Perdue, Callaghan and Seeligson and Ms. Ferraro. Mr. Perdue is Chairman of the Audit Committee. During 2005, the Audit Committee held seven meetings, including quarterly meetings in connection with the preparation and filing of each of the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q for the applicable periods. The Audit Committee also held three additional meetings during the first fiscal quarter of 2006, in connection with the preparation of the December 31, 2005 financial statements and the preparation and filing of the Company’s Annual Report on Form 10-K.

Our Audit Committee functions in an oversight role and has the following purposes:

•	oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the independent auditors’ qualifications and independence;

•	oversee the performance of the Company’s internal audit function and independent auditors;

•	oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that management and Board has established;

•

provide an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee;

•	prepare the Audit Committee report to be included in the Company’s annual proxy statement; and

•	such other duties as are directed by the Board.

In connection with these purposes, the Audit Committee recommends to the Board the independent registered public accounting firm to be engaged to audit the Company’s financial statements, meets with the auditors and the Company’s financial management to review with them the Company’s significant accounting policies and its internal controls, provides opportunities for the auditors to meet with the Audit Committee and management, discusses matters discussed at Audit Committee meetings with the full Board, investigates any matters brought to its attention within the scope of its duties, reviews and assesses the adequacy of the Audit Committee charter on an annual basis, and has general responsibility in connection with related matters. See “Audit Committee Report” below.

The Audit Committee was also designated by the Board of Directors to perform certain corporate governance functions until such time as the Company establishes a separate corporate governance committee of the Board of Directors. Those functions include assisting the Board of Directors in identifying individuals qualified to become members of the Board of Directors and recommending to the Board the slate of directors to be nominated by the Board at the Annual Stockholders Meeting and any director to fill a vacancy on the Board. The Audit Committee will also assist the Executive Committee in recommending directors to be appointed to committees of the Board, including in the event of vacancies.

Our Board of Directors has adopted an Audit Committee Charter. A copy of the Audit Committee Charter is posted on our Web site, www.goodrichpetroleum.com/pdf/AuditCommitteeCharter.pdf.

The Audit Committee Report is set forth on pages 32 through 33 of this Proxy Statement.

Compensation Committee

The members of the Compensation Committee are Messrs. Austin, Seeligson and Washington. Mr. Washington is the Chairman of the Compensation Committee. During 2005, the Compensation Committee held five meetings. The Compensation Committee also held one additional meeting during the first fiscal quarter of 2006.

Our Compensation Committee has the following purposes:

•	review, evaluate, and approve our agreements, plans, policies, and programs of the Company to compensate the officers and directors;

•	produce an annual report on executive compensation and to publish the report in our proxy statement for our annual meeting of stockholders;

•	otherwise discharge the Board’s responsibilities relating to compensation of the Company’s officers and directors; and

•	perform such other functions as the Board may assign to the Compensation Committee from time to time.

In connection with these purposes, the Compensation Committee conducts a general review of the Company’s compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee makes recommendations to the Board on compensation of all of the Company’s officers, the granting of awards under and administering our stock option and other benefit plans, and adopting and changing our major compensation policies and practices. See “Compensation Committee Report” below.

All members of the Compensation Committee are independent as that term is defined in the New York Stock Exchange’s listing standards. The Compensation Committee charter may be found on the Company’s website at http://www.goodrichpetroleum.com/pdf/CompensationCommitteeCharter.pdf.

The Compensation Committee’s Report on Executive Compensation is set forth on pages 27 and 28 of this Proxy Statement.

Hedging Committee

Members of the Hedging Committee are Messrs. Malloy, Austin and Gil Goodrich, with Mr. Malloy serving as Chairman. The Hedging Committee’s principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of the Company’s oil and gas production.

Director Nomination Process

When the Company’s Chairman of the Board, Chief Executive Officer, or other board member identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the Board, the Board of Directors, with assistance from the Audit Committee in its corporate governance role, initiates a search by seeking input from board members and senior management. The Board of Directors will also consider recommendations for nominees for directors submitted by stockholders. The Chairman of the Board and the Chief Executive Officer interviews prospective candidate(s). The Board of Directors offers other board members the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s). The final candidate(s) are nominated by the Board or elected to fill a vacancy.

Director Qualifications

When identifying director nominees, the Board of Directors, with assistance from the Audit Committee in its corporate governance role, will consider the following:

•	The person’s reputation, integrity and (for NYSE and SEC purposes) independence;

•

The person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the board and the current state of the Company and the energy industry generally at the time of determination;

•	The number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the Company;

•	The person’s knowledge of a major geographical area in which the Company operates; and

•	The person’s age.

In the case of current directors being considered for renomination, the Board of Directors will also take into account the director’s history of attendance at board and committee meetings, the director’s tenure as a member of the board and the director’s preparation for and participation in such meetings.

Communications with the Board of Directors

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and any other interested parties may send communications to the Board, to any Board committee, to the Chairman of the Board (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:

c/o Goodrich Petroleum Corporation

808 Travis Street, Suite 1320

Houston, Texas 77002

Any correspondence addressed to the Board, to any Board committee, to the Chairman of the Board, or to any one of the directors care of the Company are required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee.

Director Compensation

General.    Since the date of the 2005 Annual Meeting of Stockholders, the Company has provided cash and non-cash annual compensation to its non-employee directors as summarized below. The non-cash compensation described in the third item below is based on the Company’s existing 1997 Nonemployee Director Compensation Plan, which will be replaced by the 2006 Plan, if approved (see “Proposal No. 3—Approval of Goodrich Petroleum Corporation 2006 Long Term Incentive Compensation Plan”).

•	Annual retainer fee in the amount of $10,000 in cash to each nonemployee director;

•	Additional annual retainer fees to the Chairman of the Audit Committee in the amount of $15,000 in cash and to the Chairman of the Compensation Committee in the amount of $5,000 in cash; and

•

Annual grant of common stock equal to $30,000 (based on the average closing price of the Company’s common stock for 20 trading days preceding the Annual Meeting of Stockholders) to each nonemployee director.

In addition to the annual cash and non-cash compensation amounts described above, each of the directors who are not officers or consultants of the Company or its subsidiaries has been paid $1,000 for each meeting attended and $500 for each committee meeting attended. In addition, directors were reimbursed for their reasonable out-of-pocket expenses incurred in connection with travel to meetings of the Board of Directors or committees thereof.

Nonemployee Director Compensation Plan.    If approved, the 2006 Plan will replace the Company’s existing 1997 Nonemployee Director Compensation Plan (see “Proposal No. 3—Approval of Goodrich Petroleum Corporation 2006 Long Term Incentive Compensation Plan”). The following description applies to the Company’s existing 1997 Nonemployee Director Compensation Plan.

The Goodrich Petroleum Corporation 1997 Nonemployee Directors Compensation Plan (the “Nonemployee Directors Compensation Plan”) provides for both discretionary option and formula option grants and is administered by the Board of Directors of the Company, which may delegate all of its power of administration, with the exception of the power to authorize issuance of options. No director may vote or decide upon any matter relating solely to such director under the Nonemployee Directors Compensation Plan, nor may any director vote in any case in which the director’s individual right to claim any benefit under the Nonemployee Directors Compensation Plan is particularly involved. The purposes of the Nonemployee Director Compensation Plan are to attract and retain the services of experienced and knowledgeable outside directors of the Company and to provide an incentive for such outside directors to increase their proprietary interest in the Company’s long-term success and progress.

The maximum number of options to purchase shares of Common Stock that may be issued under the Nonemployee Directors Compensation Plan is 300,000, as approved by stockholders at the 2004 Annual Meeting. Options granted under the Nonemployee Directors Compensation Plan have a term of 10 years and are subject to earlier termination if the optionee’s membership on the Board of Directors terminates for cause. If the optionee’s membership on the Board of Directors is terminated for any reason other than cause, options may be exercised for up to four years from the date of such termination, but only as to the number of shares of Common Stock such optionee could have purchased on the date of termination from the Board of Directors. Discretionary option grants are exercisable as determined by the Board of Directors, and formula option grants are fully exercisable on the date of grant. The exercise price of an option shall be the closing common stock price on the date of grant for both discretionary option grants and formula option grants.

On March 29, 2005, the Board of Directors approved the granting of an option to purchase 150,000 shares of the Company’s common stock awarded to the Company’s non-executive Chairman, Patrick E. Malloy, III. The stock option granted to Mr. Malloy is exercisable over a ten year period at an exercise price of $19.78 per share, which is equal to the closing price of the Company’s common stock on the New York Stock Exchange on March 29, 2005.

The Nonemployee Directors Compensation Plan contains provisions whereby the Board of Directors may make adjustments to the number of shares of Common Stock to be acquired upon exercise of options in the event of a stock split, combination or stock dividend.

The Nonemployee Directors Compensation Plan may be amended or terminated at any time by the Board of Directors. Such amendment or termination will not impair the rights of a non-employee director or affect options previously granted and outstanding under the Nonemployee Directors Compensation Plan.

Director Attendance at the Annual Meeting of Stockholders

The Company believes that there is a benefit to having members of the Board attend the Annual Meeting of Stockholders. In 2005, all of the directors, except for Mr. Malloy, attended the Meeting in person. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending the Meeting. As a result, the Board has decided that director attendance at the Meeting should be strongly encouraged, but is not required.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of the executive officers of the Company, as of April 7, 2006.

Name	Age	Position
Walter G. Goodrich(1)	47	Vice Chairman and Chief Executive Officer
Robert C. Turnham, Jr.	48	President and Chief Operating Officer
Mark E. Ferchau	52	Executive Vice President
D. Hughes Watler, Jr.	57	Senior Vice President, Chief Financial Officer and Treasurer
James. B. Davis	43	Senior Vice President, Engineering and Operations

(1)	Additional information with respect to Mr. Goodrich is set forth under “Proposal No. 1—Election of Directors.”

Robert C. Turnham, Jr. has served as the Company’s Chief Operating Officer since August 1995 and became President and Chief Operating Officer in February 2003. He has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984, he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to August 1995, he was a partner in and served as President of Liberty Production Company, an oil and natural gas exploration and production company.

Mark E. Ferchau became Executive Vice President of the Company in April 2004. From February 2003 to April 2004, he served as the Company’s Senior Vice President, Engineering and Operations, after initially joining the Company as Vice President, Engineering and Operations, in September 2001. Mr. Ferchau previously served as Production Manager for Forcenergy Inc from 1997 to 2001 and as Vice President, Engineering of Convest Energy Corporation from 1993 to 1997. Prior thereto, Mr. Ferchau held various positions with Wagner & Brown, Ltd. and other independent oil and gas companies.

D. Hughes Watler, Jr. joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in March 2003. Mr. Watler is a former partner of Price Waterhouse LLP in their Houston and Tulsa offices, and was the Chief Financial Officer of Texoil, Inc, a public exploration & production company from 1992 to 1995, as well as XPRONET Inc., a private international oil & gas exploration company from 1998 to 2002. From 1995 to 1998, Mr. Watler served as the Corporate Controller for TPC Corporation, a NYSE listed midstream natural gas company.

James B. Davis became Senior Vice President, Engineering and Operations, of the Company in January 2005. From February 2003 to December 2004, he served as the Company’s Vice President, Engineering and Operations, after initially joining the Company as Manager, Engineering and Operations, in March 2002. Mr. Davis consulted as an independent drilling engineer from 2001 to 2002 and served as Senior Staff Drilling Engineer for Forcenergy Inc. from 2000 to 2001. Mr. Davis worked for Texaco E&P Inc. from 1987 to 2000 on various production and rig operations assignments.

EXECUTIVE COMPENSATION

The following table summarizes certain information with respect to the compensation earned by the Company’s executive officers for services rendered in all capacities during the years indicated.

Summary Compensation Table

Name and Principal Position	Fiscal Year		Annual Compensation		Restricted Stock Awards(1)		Securities Underlying Options		LTIP Payouts		All Other Compensation(6)
			Salary	Bonus
Walter G. Goodrich	2005		$300,000	$213,750	15,932	(2)	135,000	(3)	$473,518	(4)	$14,000
Vice Chairman and	2004		269,583	150,000	43,000		70,000		64,128	(4)	13,000
Chief Executive Officer	2003		208,125	125,000	25,050		—		102,209	(5)	12,000

Robert C. Turnham, Jr.	2005		$250,000	$178,125	13,276	(2)	125,000	(3)	$554,677	(2)	$13,321
President and Chief	2004		220,833	125,000	43,000		75,000		89,733	(4)	12,896
Operating Officer	2003		171,250	100,000	35,050		—		62,594	(5)	9,785

Mark E. Ferchau	2005		$185,000	$125,000	6,000		70,000	(3)	$151,847	(4)	$10,601
Executive Vice President	2004		169,583	82,500	11,250		45,000		25,605	(4)	9,758
	2003		147,500	63,750	10,000		—		—		9,874

D. Hughes Watler, Jr.	2005		$175,000	$75,000	4,000		45,000	(3)	$115,860	(4)	$8,446
Senior Vice President	2004		163,750	65,000	8,750		30,000		19,200	(4)	8,000
and Chief Financial Officer	2003	(7)	118,750	45,000	7,500		—		—		7,164

James B. Davis	2005		$155,000	$90,000	4,000		50,000	(3)	$79,874	(4)	$6,992
Senior Vice President,	2004		140,833	65,000	12,250		—		12,803	(4)	6,655
Engineering and Operations	2003		124,375	53,125	5,000		—		—		6,893

(1)

The restricted (phantom) stock vests in increments of one-third on the first three anniversary dates of each award resulting in the issuance of shares of common stock at each vesting date. Recipients of restricted (phantom) stock awards will receive their currently non-vested restricted (phantom) shares on the appropriate anniversary date of each award, provided they continue to be employees of the Company. The year-end value of the non-vested restricted (phantom) shares held by the executive officers, based on the closing price of $25.15 per share for the Company’s common stock on the NYSE on December 30, 2005, were as follows: Messrs. Goodrich ($660,565), Turnham ($610,516), Ferchau ($194,913), Watler ($140,387) and Davis ($220,037).

(2)

As indicated in the discussion of Proposal No. 2, “Approval of First Amendment to the Goodrich Petroleum Corporation 1995 Stock Option Plan,” the 1995 Plan expired according to its original terms on August 16, 2005. However, our Board of Directors subsequently approved the extension of the 1995 Plan through December 31, 2005 and the granting of a total 101,129 shares of restricted (phantom) stock to certain of our employees and officers as of December 6, 2005, subject to approval at our 2006 Annual Meeting of Stockholders. For accounting purposes, such restricted (phantom) shares will be treated as 2006 grants.

(3)

As indicated in the discussion of Proposal No. 2, “Approval of First Amendment to the Goodrich Petroleum Corporation 1995 Stock Option Plan,” the 1995 Plan expired according to its original terms on August 16, 2005. However, our Board of Directors subsequently approved the extension of the 1995 Plan through December 31, 2005 and the granting of a total of 525,000 stock options at an exercise price of $23.39 to certain of our employees and officers as of December 6, 2005, subject to approval at our 2006 Annual Meeting of Stockholders. For accounting purposes, such options will be treated as 2006 grants.

(4)	Represents value of vested shares of common stock received by executive based upon closing price of Company’s common stock on each restricted (phantom) stock vesting date.
(5)

Represents value of shares of common stock issued to executives on February 18, 2003, when the Company purchased an aggregate of 1,016,500 outstanding employee stock options by issuing 125,157 shares of its common stock to the holders of such options. The value of the shares of common stock issued to the Company’s executive officers was based on the closing price of $3.22 per share for the Company’s common stock on the NYSE on February 18, 2003.

(6)	Amounts represent matching contributions by the Company to the executive officer’s 401(K) Plan account.
(7)	Mr. Watler joined the Company in March 2003.

Option Grants in 2005

Name	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal 2005	Per Share Exercise Price ($/Sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5% ($)	10% ($)
Walter G. Goodrich	135,000	25.7%	$23.39	12/6/15	$1,985,850	$5,032,800
Robert C. Turnham, Jr.	125,000	23.8%	23.39	12/6/15	1,838,750	4,660,000
Mark E. Ferchau	70,000	13.3%	23.39	12/6/15	1,029,700	2,609,600
D. Hughes Watler, Jr.	45,000	8.6%	23.39	12/6/15	661,950	1,677,600
James B. Davis	50,000	9.5%	23.39	12/6/15	735,500	1,864,000

(1)

Goodrich Petroleum stock options were awarded to the Named Executive Officer with an exercise price equal to the fair market value of the Company’s Common Stock on December 6, 2005 the date of grant. Goodrich Petroleum stock options expire ten years from the date of grant or within a predetermined time after the optionee’s termination of employment. The options were issued in December 2005, subject to the approval of the First Amendment to the 1995 Plan outlined in “Proposal No. 2—Approval of First Amendment to the Goodrich Petroleum Corporation 1995 Stock Option Plan.” If the First Amendment is not approved, the option grants will be cancelled.

(2)	The 5% and 10% assumed rates of annual compound stock price appreciation are prescribed by rules of the SEC and do not represent the Company’s estimate or projection of future common stock prices.

In addition to the Named Executive Officers, the Company’s Chairman, Patrick E. Malloy, III, received a grant of 100,000 stock options at an exercise price of $23.29 and 2,621 shares of restricted (phantom) stock on December 6, 2005, subject to approval at our 2006 Annual Meeting of Stockholders (see “Consulting Agreement with Patrick E. Malloy, III”).

Aggregated December 31, 2005 Options Exercised and Option Values

The following table sets forth certain information concerning the number and value at December 31, 2005 of unexercised options held by the Named Executive Officers (all such options were issued pursuant to equity compensation plans approved by the Company’s stockholders), exercised stock options during fiscal 2005, and the value realized in those option exercises.

Name	Shares Acquired on Exercised (#)	Value Realized(1) ($)	Number of Shares Underlying Unexercised Options Held at December 31, 2005(2) (#)		Value of Unexercised In-the-Money Options Held December 31, 2005(3) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Walter G. Goodrich	25,000	$503,575	23,333	181,667	$202,764	$643,136
Robert C. Turnham, Jr.	—	—	42,500	175,000	611,438	654,500
Mark E. Ferchau	—	—	15,000	100,000	130,350	383,900
D. Hughes Watler, Jr.	—	—	10,000	65,000	86,900	253,000
James B. Davis	—	—	25,000	50,000	531,175	88,000

(1)	“Value Realized” represents the fair market value of the shares underlying the option on the date of exercise less the aggregate exercise price.

(2)

After giving effect to the purchase by the Company of employee stock options in February 2003 (see “Stock Option Grants”). All of the options held by Mr. Ferchau at that time were purchased by the Company in February 2003, none of the options held by Mr. Davis at that time were purchased by the Company in February 2003, and Mr. Watler did not join the Company until March 2003.

(3)

These values have not been realized, and may never be realized. The values are based, with respect to options exercisable for shares of the Company’s Common Stock, on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Company’s common stock on December 30, 2005 of $25.15 per share, as reported on the New York Stock Exchange.

Restricted (Phantom) Stock Awards

Concurrently with the purchase of outstanding employee stock options in February 2003 (see “Stock Option Grants”), the Company awarded 150,000 restricted (phantom) shares of its common stock, with a three year vesting schedule, to various employees under the Goodrich Plan. The Company awarded grants of 166,300 restricted (phantom) shares of its common stock to various employees in February 2004 and 52,950 restricted (phantom) shares of its common stock to various employees in December 2004 (none of whom were executive officers at that time). The number of restricted (phantom) shares of common stock that were granted in February 2004 to the Company’s executive officers, as well as the number of restricted (phantom) shares of common stock that were granted in December 2004 to James B. Davis, who was not an executive officer at that time, are reflected in the “Restricted Stock Awards” column of the Summary Compensation Table. The Company awarded grants of 75,750 restricted (phantom) shares of its common stock to various employees and executives during 2005. The number of restricted (phantom) shares of common stock awarded to the Company’s executive officers is reflected in the “Restricted Stock Awards” column of the Summary Compensation Table.

Severance Agreements

The Company’s Board of Directors has approved the execution of severance agreements with Messrs. Gil Goodrich, Turnham, and Ferchau. In the event that the employment of either Mr. Goodrich, Mr. Turnham or Mr. Ferchau is terminated due to a “change of control” in the Company, the Company will pay each terminated executive an amount equal to two times his annual compensation and will also provide for continuation of the executive’s health and life insurance benefits at no cost to the executive for two years following termination. Pursuant to the agreements, a change of control is defined to include: (1) Sale or other transfer of substantially all of the Company’s assets; (2) Dissolution or liquidation of the Company; (3) Sale of more than 50% of the voting power of the Company’s securities: and (4) Merger or consolidation of the Company.

Equity Compensation Plan Information

The table below provides information relating to the Company’s combined equity compensation plans, covering both nonemployee directors and management, as of December 31, 2005.

Plan Category	Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Securities Remaining Available for Future Issuance Under Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	519,500	$13.56	1,339,250
Equity compensation plans not approved by security holders	—	—	—

	519,500	$13.56	1,339,250

Goodrich Petroleum Corporation 1995 Stock Option Plan (“1995 Plan”)

The 1995 Plan, as initially adopted by the Company and approved by the stockholders, provided that awards could be granted under it during the 10-year period ending August 16, 2005. At the Annual Meeting, stockholders are being asked to approve the First Amendment to the 1995 Plan, which would extend the 1995 Plan to December 31, 2005 solely for the purpose of incorporating options with respect to 525,000 shares and 101,129 restricted (phantom) share awards with respect to the common stock of the Company to 35 employees into the 1995 Plan as further described in “Proposal No. 2—Approval of First Amendment to the Goodrich Petroleum Corporation 1995 Stock Option Plan.” In addition, at the Annual Meeting, stockholders are being asked to approve the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan, which, if approved by the stockholders, will take the place of the 1995 Plan as well as the 1997 Nonemployee Director Compensation Plan. A description of the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan is provided in “Proposal No. 3—Approval of Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan.”

The 1995 Plan provided for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Code, or options that did not constitute incentive stock options (“nonqualified stock options”)), restricted stock awards, stock appreciation rights, long-term incentive awards, and phantom stock awards, or any combination thereof. The 1995 Plan covered an aggregate of 2,000,000 shares of Common Stock (subject to certain adjustments in the event of stock dividends, stock splits and certain other events). There were limitations on the number of shares of Common Stock, subject to adjustments, that could be issued pursuant to grants made under the 1995 Plan to any one employee in any one year. The limitation referenced in the preceding sentence was applied in a manner which permitted compensation generated in connection with the exercise of options, stock appreciation rights and, if determined by the Compensation Committee, restricted stock awards that constituted “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration.    The 1995 Plan was administered by the Compensation Committee, which consisted of members of the Board who are outside and disinterested directors for purposes of the Code and the Exchange Act. The Compensation Committee has the power to determine which employees will receive an award, the time or times when such award will be made, the type of award and the number of shares of Common Stock to be issued under the award or the value of the award. Only persons who at the time of the grant were employees or consultants of the Company or of any subsidiary of the Company were eligible to receive grants under the 1995 Plan.

Options.    The 1995 Plan provided for two types of options: incentive stock options and nonqualified stock options. The Compensation Committee designated the employees to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the 1995 Plan. The term of any option granted under the 1995 Plan was determined by the Compensation Committee; provided, however, that the term of any incentive stock option did not exceed ten years from the date of the grant and any incentive stock option granted to an employee who possessed more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of Section 422(b)(6) of the Code must not have been exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the 1995 Plan was determined by the Compensation Committee; provided, however, that such exercise price could not be less than the fair market value of a share of Common Stock on the date the option was granted (subject to adjustments). Further, the exercise price of any incentive stock option granted to an employee who possessed more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of Section 422(b)(6) of the Code must have been at least 110% of the fair market value of the shares at the time such option was granted. The exercise price of options granted under the 1995 Plan was paid in full in a manner prescribed by the Compensation Committee.

Restricted Stock Awards.    Pursuant to a restricted stock award, shares of Common Stock were issued or delivered to the employee at any time the award was made without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares were subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may have been determined in the discretion of the Compensation Committee. The restrictions on disposition could have lapsed based upon (a) the Company’s attainment of specific performance targets established by the Compensation Committee such as (i) the price of a share of Common Stock, (ii) the Company’s earnings per share, (iii) the Company’s revenue, (iv) the revenue of a business unit of the Company designated by the Compensation Committee, (v) the return on stockholders’ equity achieved by the Company, or (vi) the Company’s pre-tax cash flow from operations; (b) the grantee’s tenure with the Company; or (c) a combination of both factors. The Company retained custody of the shares of Common Stock issued pursuant to a restricted stock award until the disposition restrictions lapsed. An employee could not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. However, upon the issuance to the employee of shares of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions, such employee had all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

Stock Appreciation Rights.    A stock appreciation right permitted the holder to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights could or could not be granted in connection with the grant of an option and no stock appreciation right could be exercised earlier than six months from the date of grant. A stock appreciation right may have been exercised in whole or in such installments and at such times as determined by the Compensation Committee.

Long-Term Incentive and Phantom Stock Awards.    The 1995 Plan permitted grants of long-term incentive awards (“performance awards”) and phantom stock awards, which could have been paid in cash, Common Stock, or a combination thereof as determined by the Compensation Committee. Performance awards granted under the 1995 Plan had a maximum value established by the Compensation Committee at the time of the grant. A grantee’s receipt of such amount was contingent upon satisfaction by the Company, or any subsidiary, division or department thereof, of future performance conditions established by the Compensation Committee prior to the beginning of the performance period. Such performance awards, however, were subject to later revisions as the Compensation Committee deemed appropriate to reflect significant unforeseen events or changes. A performance award terminated if the grantee’s employment with the Company terminated during the applicable performance period. Phantom stock awards granted under the 1995 Plan were awards of Common Stock or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vested over a period of time or upon the occurrence of a specific event(s) (including, without limitation, a change of control) established by the Compensation Committee, without payment of any amounts by the holder thereof (except to the extent required by law) or satisfaction of any performance criteria or objectives. A phantom stock award terminated if the grantee’s employment with the Company terminated during the applicable vesting period or, if applicable, the occurrence of a specific event(s), except as otherwise provided by the Compensation Committee at the time of grant. In determining the value of performance awards or phantom stock awards, the Compensation Committee took into account the employee’s responsibility level, performance, potential, other awards under the 1995 Plan, and such other consideration as it deemed appropriate. Such payments were made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment made in Common Stock was based upon the fair market value of the Common Stock on the payment date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company, and administering the Company’s stock option plans under which stock-related grants and awards may be made to employees of the Company. The members of the Compensation Committee have furnished the following report on executive compensation for 2005.

The Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package of executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the individual’s and/or the Company’s achievement of certain goals or milestones, and (iii) long-term stock based incentive awards which strengthen the mutuality of interest between the executive officers and the Company’s stockholders.

In determining the level of compensation for each of the Company’s executive officers, the Board of Directors took into account various qualitative and quantitative indicators of corporate and individual performance. The Board of Directors generally seeks to set salaries and bonuses in the median range in comparison to peer group companies. In setting such salaries and bonuses, the Board of Directors considers its peer group to be certain companies in the energy exploration and production industry with market capitalizations similar to that of the Company. In addition, in evaluating the performance of management, the Board of Directors takes into consideration such factors as oil and gas drilling results, successful acquisitions and operating results. The Board of Directors also recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development.

For 2005, the Board of Directors included in its evaluations the exploration and financial results of the Company along with each individual’s job performance. Base compensation is established by the Compensation Committee, subject to the approval of the Board of Directors, and reviewed annually. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive, and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility and compensation levels of comparable companies.

No predetermined weights are given to any one of such factors. The salaries for each of the executive officers in 2005 were determined based on the foregoing factors.

In addition to each executive officer’s base compensation, the Board may award cash bonuses and/or common stock based awards under the Company’s 2006 Plan, if approved, to chosen executive officers depending on the extent to which certain personal and corporate performance goals are achieved. Such goals are the same as discussed above. For 2005, cash bonuses were awarded to executive officers as disclosed in the Summary Compensation Table.

Compensation of the Chief Executive Officer

The Company’s Chief Executive Officer, Walter G. Goodrich, participates in the executive compensation program described above. In establishing the base salary for Mr. Goodrich, the Compensation Committee assessed the pay levels for chief executive officers in similar companies in the oil and gas exploration and production industry and our profit performance. In 2005, Mr. Goodrich’s base salary was $300,000 which was set based on the peer company comparison. This amount represents an approximate 11% increase above his 2004 base salary of $269,583. For his performance in 2005, Mr. Goodrich was awarded a cash bonus of $213,750 and received an award of 15,932 shares of restricted (phantom) stock. In determining Mr. Goodrich’s compensation for 2005, the committee noted that the Company has achieved success in 2005 toward implementing its overall business strategy and accomplishing goals that had been set by the management team and approved by the Board. This success included achieving significant increases in oil and gas production volumes, operating cash flows and operating income in the year ended December 31, 2005.

The Board of Directors has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code that generally limits the Company’s ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year.

Summary

The Compensation Committee believes that the Company’s compensation policies and programs serve the interests of the Company’s stockholders and the Company effectively. The Compensation Committee will continue to monitor the effectiveness of the Company’s compensation programs and will make changes, when appropriate, to meet the current and future needs of the Company.

Compensation Committee

Gene Washington, Chairman

Josiah T. Austin

Arthur A. Seeligson

COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The following performance graph compares the performance of the Company’s Common Stock to the S&P Small Cap Index and the S&P 500 Index for the period beginning December 31, 2000 and ending December 31, 2005. The graph assumes that the value of the investment in the shares of Common Stock and each index was $100 at December 31, 2000, and that all dividends were reinvested. The stock price information shown on the graph below is not necessarily indicative of future price performance.

Comparison of Cumulative Return

Among Goodrich Petroleum Corporation

S & P Small Cap Index and S & P 500 Index

	Dollar Value of $100 Investment at December 31
	2000	2001	2002	2003	2004	2005
GDP Common	$100.00	$81.95	$48.78	$102.05	$316.29	$490.73
S&P Small-Cap Index	$100.00	$106.54	$90.95	$126.23	$154.82	$166.71
S&P 500	$100.00	$88.12	$68.64	$88.33	$97.94	$102.75

Compensation Committee Interlocks and Insider Participation

During 2005, no executive officer of the Company served as (i) a member of the Compensation Committee (or other Board committees performing equivalent functions or, in the absence of any such committee, the entire

Board of Directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of share ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file. To the Company’s knowledge, based solely on review of copies of such reports furnished to it and written representations that no other reports were required, the Company is not aware of any director, executive officer or greater than 10% stockholders who has not filed timely reports required by Section 16(a) of the Exchange Act. The exceptions arise as follows:

•

Henry Goodrich, a director, did not file Form 4s for restricted (phantom) stock awarded on February 18, 2003, February 4, 2004 and December 6, 2004 until January 17, 2006 and filed Form 5 on January 17, 2006; and

•

James B. Davis, Senior Vice President, did not file Form 4 when restricted (phantom) stock became vested and shares were issued on December 6, 2005 until January 31, 2006 and filed Form 5 on January 31, 2006.

Certain Relationships and Other Transactions

Related Party Transactions with Patrick E. Malloy, III and Josiah T. Austin

On March 12, 2002, the Company sold a 30% working interest in the existing production and shallow rights in its Burrwood and West Delta 83 fields, and a 15% working interest in the deep rights below 10,600 feet, for $12 million to Malloy Energy Company, LLC (“MEC”) led by Patrick E. Malloy, III and participated in by Sheldon Appel, each of whom were members of the Company’s Board of Directors at that time, as well as Josiah Austin, who subsequently became a member of the Company’s Board of Directors. Mr. Malloy is now Chairman of the Company’s Board of Directors and Mr. Appel retired from the Board of Directors in February 2004. The sale price was determined by discounting the present value of the acquired interest in the fields’ proved, probable and possible reserves using prevailing oil and gas prices. The Company retained an approximate 65% working interest in the existing production and shallow rights, and a 32.5% working interest in the deep rights after the close of the transaction. MEC was also granted an option to participate on a proportionate cost basis in up to 30% of the Company’s working interests in any acquisitions the Company made in Louisiana on or before December 31, 2004. Pursuant to this option, MEC acquired a 30% working interest in three non-producing field acquisitions made by the Company in Louisiana during 2003 and 2004. Such interests acquired were in the Bethany-Longstreet and Plumb Bob fields in 2003 and in the St. Gabriel field in 2004.

In accordance with industry standard joint operating agreements, the Company bills MEC on a monthly basis for its share of the capital and operating costs of the Burrwood/West Delta 83 fields and the other three Louisiana fields in which MEC acquired a 30% working interest in 2003 and 2004. As of December 31, 2005, the amount billed and outstanding to MEC for its share of monthly capital and operating costs was $456,000 and is included in trade and other accounts receivable on the Company’s consolidated balance sheet at that date. Such amount was paid by MEC to the Company in the month subsequent to billing and MEC is current on payment of its billings.

The Company also serves as the operator for other oil and gas wells owned by Malloy Oil & Gas, LLC (“MOG”), an affiliate of MEC in which the Company owns a 7% after payout working interest. In accordance with industry standard joint operating agreements, the Company bills MOG on a monthly basis for its share of the capital and operating costs of these wells. As of December 31, 2005, the amount billed and outstanding to MOG for its share of monthly capital and operating costs was $31,000 and is included in trade and other accounts receivable on the Company’s consolidated balance sheet at that date. Such amount was paid by MOG to the Company in the month subsequent to billing and MOG is current on payment of its billings.

Consulting Agreement with Patrick E. Malloy, III

The Company has a consulting agreement with Patrick E. Malloy, III, Chairman of the Board, which commenced in May 2003. Mr. Malloy provides consulting services to the Company with regard to the identification and evaluation of business opportunities, financing transactions, investor relations and other matters. Through August 2005, Mr. Malloy received annual consulting fees from the Company of $90,000 for such services. Beginning in September 2005, Mr. Malloy’s consulting fee under this agreement was increased by the Compensation Committee to an annual rate of $200,000. Mr. Malloy was awarded a bonus of $142,500 related to the Company’s performance in 2005. In addition, Mr. Malloy received a grant of 100,000 common stock options at an exercise price of $23.39 and 2,621 shares of restricted (phantom) stock on December 6, 2005, subject to approval at our 2006 Annual Meeting of Stockholders (see “Executive Compensation—Option Grants in 2005”).

Consulting Agreement with Henry Goodrich

The Company has a consulting agreement with Henry Goodrich, Chairman Emeritus, which commenced on August 15, 1995. Mr. Goodrich provides consulting services to the Company with regard to the identification and evaluation of acquisition and drilling opportunities, financing transactions, investor relations and other matters. Mr. Goodrich receives annual consulting fees from the Company of $175,000 for such services. Mr. Goodrich was awarded a bonus of $54,687 related to the Company’s performance in 2005.

Working Interest Ownership by Executive Officers

In connection with the cessation of new prospect activities by Goodrich Oil Company in 1995, the former investors of Goodrich Oil Company, including Henry Goodrich and Walter G. Goodrich, became working interest owners in certain of the drilling prospects of the Company. In that regard, each individually participated as working interest owners in a number of wells drilled by the Company prior to 2004, however, they did not participate in any wells drilled by the Company in the year ended December, 31, 2004. In late March 2005, the Company commenced drilling of the Perrett 68 No. 1 well, an exploratory well on the Port Hudson prospect in East Baton Rouge Parish, Louisiana, in which the Company owned an approximate 50% working interest. The Company’s five executive officers and several other employees participated as working interest owners in this well to the extent of an aggregate 5% working interest under a standard industry Joint Operating Agreement (“JOA”). The well was a dry hole and the gross dry hole cost of the well was approximately $4.0 million. Pursuant to the JOA, the Company’s executive officers and the other participating employees paid their proportionate share of the drilling costs of this unsuccessful well.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company was established to implement and to support the Board’s oversight function with respect to the Company’s financial reporting, accounting policies, internal controls and its independent registered public accounting firm.

The Audit Committee is comprised of four non-employee members of the Company’s Board of Directors. After reviewing the qualifications of the current members of the Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Committee members are “independent” as that concept is defined in Section 10A of the Securities Exchange Act, (2) all current Committee members are “independent” as that concept is defined in the applicable rules of the NYSE, (3) all current Committee members are financially literate, and (4) Mr. Perdue, the Chairman of the Committee, qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Securities Exchange Act.

In connection with the December 31, 2005 financial statements, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61;

•

received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Statement No. 1 and discussed with the independent registered public accounting firm such firm’s independence; and

•	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Audit Committee

Michael J. Perdue, Chairman

John T. Callaghan

Geraldine A. Ferraro

Arthur A. Seeligson

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2005 and 2004, and fees billed for other services rendered by KPMG LLP.

	2005	2004
Audit Fees	$742,520	$193,000
Audit Related Fees	22,546	—

Total Audit and Audit Related Fees	765,066	193,000
Tax Fees	152,746	144,415
All Other Fees	—	—

Total Fees	$917,812	$337,415

Audit Fees.    Audit fees in 2005 consisted of the audit and quarterly reviews of the financial statements. In addition, 2005 audit fees included approximately $320,000 related to the annual attestation of management’s assessment of internal controls, as required by the Sarbanes-Oxley Act of 2002, Section 404, $75,000 related to the Company’s public offering of common stock, $50,000 related to issuance of its Series B Convertible Preferred Stock and $10,000 related to a review of its registration statement on Form S-3 which was filed on November 10, 2005. Audit fees in 2004 consisted of the audit and quarterly reviews of the financial statements.

Audit Related Fees.    Audit related fees in 2005 include consultation on various accounting matters.

Tax Fees. Tax fees for services provided for the fiscal years ended December 31, 2005 and December 31, 2004 include professional services provided for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit.

All Other Fees.    No other fees for professional services were paid to KPMG with respect to the fiscal years ended December 31, 2005 and 2004.

The Audit Committee, or one of its members, must pre-approve any non-audit services provided to the Company. The Audit Committee has determined that the above fees are compatible with maintaining the independence of KPMG LLP.

PROPOSAL NO. 4—APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to ratification by the Company’s stockholders. KPMG LLP has acted as the Company’s auditors since its inception in 1995. A representative of KPMG LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

The approval and adoption of this proposal requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, abstentions would have the same effect as a vote against this proposal, even though this may not be the intent of the person entitled to vote or giving the proxy. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to the various rules promulgated by the Securities and Exchange Commission, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2007 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary no later than December 21, 2006. No stockholder proposal was received for inclusion in this Proxy Statement.

In addition to the requirements of the Securities and Exchange Commission described in the preceding paragraph, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board of Directors or a proposal of business to be properly brought before our Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Secretary or otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who complies with the following notice procedures. A stockholder making a nomination for election to our Board of Directors or a proposal of business must deliver proper notice to our Secretary at least 90 days prior to the anniversary date of the 2006 Annual Meeting. For a stockholder nomination for election to our Board of Directors or a proposal of business to be considered at the 2007 Annual Meeting of Stockholders, it should be properly submitted to our Secretary no later than February 17, 2007.

For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary. Such notice must set forth all of the information required in solicitations of proxies under the Securities and Exchange Commission rules or any other law. For any other business that a stockholder desires to bring before an annual meeting, the stockholder must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder. If a stockholder provides notice for either event described above, such notice must include the following information:

•	the name and address of the stockholder as it appears on our books;

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder; and

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the annual meeting

Detailed information for submitting stockholder proposals is available upon written request to our Chief Financial Officer at 808 Travis Street, Suite 1320, Houston, Texas 77002. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2007 Annual Meeting of Stockholders.

OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

The information contained in this proxy statement in the sections entitled “Performance Graph,” “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

By Order of the Board of Directors

_________________________________________

Walter G. “Gil” Goodrich

Vice Chairman and Chief Executive Officer

Houston, Texas

April 17, 2006

Annex A

First Amendment to the

Goodrich Petroleum Corporation

1995 Stock Option Plan

WHEREAS, Goodrich Petroleum Corporation (the “Company”) has previously adopted the Goodrich Petroleum Corporation 1995 Stock Option Plan (the “Plan”); and

WHEREAS, the period during which awards may be granted under the Plan has expired and the Company desires to amend the Plan to extend that period; and

WHEREAS, Section XIII of the Plan provides that the maximum period during which awards may be granted may not be extended without the approval of the stockholders of the Company;

NOW, THEREFORE, the Plan is hereby amended effective as of December 6, 2005, subject to stockholder approval, as follows:

1.	The second sentence of Section III is amended to read as follows:

“No further Awards may be granted under the Plan after December 31, 2005.”

2.

The stock options and restricted phantom stock awards granted to certain officers and employees of the Company by the Compensation Committee of the Board of Directors of the Company on December 6, 2005, as set forth in the resolutions of the Compensation Committee (the “Awards”) of such date, are hereby incorporated into and made a part of the Plan for all purposes as if such Awards had been granted under the Plan ab initio.

3.	Unless this First Amendment is approved by the stockholders of the Company at the 2006 Annual Meeting of the Stockholders of the Company, this First Amendment shall be null and void for all purposes.

Adopted by the Board on February 1, 2006.

A-1

Annex B

GOODRICH PETROLEUM CORPORATION

2006 LONG-TERM INCENTIVE PLAN

SECTION 1.    Purpose of the Plan.

The Goodrich Petroleum Corporation Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), by providing a means by which Employees, Consultants and Directors may acquire or increase their equity interest in the Company and may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an Option, Restricted Stock, Performance Award, Phantom Share, Stock Payment, or SAR.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

“Change of Control” shall mean a change of control event as defined in the regulations and guidance issued under Section 409A of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the administrator of the Plan in accordance with Section 3, and shall include reference to the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan), the Board or subcommittee, as applicable.

“Consultant” shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

“Director” shall mean any member of the Board who is not an Employee.

“Employee” shall mean any employee of the Company or a Subsidiary or a parent corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any applicable date, the last reported sales price for a Share on the New York Stock Exchange (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. In the event the

Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, or operating unit: oil and/or gas reserves, production volumes, finding and development costs, net income (either before or after interest, taxes, depreciation and/or amortization), revenue, operating earnings, cash flow, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, productivity, expense, margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Shares” shall mean an Award of the right to receive Shares, cash equal to the Fair Market Value of such Shares or any combination thereof, in the Committee’s discretion, which is granted pursuant to Section 6(d) of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture, is subject to restrictions or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SAR” shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company and such other securities or property as may become the subject of Awards under the Plan.

“Stock Payment” means a payment in the form of Shares.

“Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company or its parent, as defined in Section 424 of the Code.

SECTION 3.    Administration.

(a) The Committee. The Plan shall be administered by the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan). Notwithstanding the foregoing, Awards made to Directors shall be administered by the Board. The term “Committee” as used herein shall refer to the Compensation Committee (or other Board committee), the Board, or the subcommittee (as defined in paragraph (c) of this Section 3), as applicable.

(b) Committee Powers. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.

(c) Delegation to a Subcommittee. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more members of the Board or officers of the Company (the “subcommittee”), the authority to administer the Plan as to Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning this type of Award.

SECTION 4.    Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 2,000,000. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares tendered or withheld by the Company to satisfy tax withholding, exercise price or other payment obligations shall not be available for issuance under future Awards.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(c) Adjustments. In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Individual Participant Limits. Subject to adjustment pursuant to the above paragraph (c), “Adjustments,” the maximum aggregate number of Shares that may be subject to Share-denominated Awards granted under the Plan to any individual during any calendar year shall not exceed 500,000. The method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder. The maximum amount of dollar-denominated Awards that may be granted to any individual during any calendar year shall not exceed $2,000,000.

SECTION 5.    Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. No individual shall have any right to be granted an Award pursuant to this Plan.

SECTION 6.    Awards.

(a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(1) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

(2) Time and Method of Exercise. The Committee shall determine and provide in the Award Agreement or by action subsequent to the grant the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months (unless such holding requirement is waived by the Committee), Shares issuable upon Option exercise, a “cashless-broker” exercise (through procedures approved by the Committee), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price and tax withholding obligation with respect thereto may be made or deemed to have been made. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may vest and be exercised. No portion of an Option which is unexercisable at termination of the Participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action following the grant of the Option.

(3) Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as a Non-Qualified Stock Option. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the Performance Criteria or other specified criteria, including the passage of time, if any, under which the Restricted Stock may vest or be forfeited to the Company, and the other terms and conditions of such Awards. However, except as provided in Section 6(b)(3) with respect to waivers, (i) the minimum Restricted Period for a Restricted Stock Award the vesting of which is based on the achievement of Performance Criteria shall not be less than one year and (ii) the minimum Restricted Period for a Restricted Stock Award the vesting of which is based solely on the passage of time shall not be less than three years.

(1) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement.

(2) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock;

provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(4) Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, restrictions on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.

(c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive all or part of such Award upon the achievement of such performance goals, length of service or other specified criteria during such period as the Committee shall establish with respect to the Award. The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code.

(1) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the goals or criteria to be achieved during any period, the length of any performance period and the amount of any Performance Award.

(2) Payment of Performance Awards. Performance Awards shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

(3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Performance Award, upon a Participant’s termination of employment or service, as applicable (as determined under criteria established by the Committee) for any reason during the applicable period, all Performance Awards shall be forfeited by the Participant and re-acquired by the Company. The Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant’s Performance Award; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Performance Awards promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(d) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

(1) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including those linked to the Performance Criteria or other specified criteria, including the passage of time, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

(2) Dividend Equivalents. Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or set forth in the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant. The Committee may, upon or in connection with a Qualifying Event, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Phantom Shares; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code.

(4) Payment of Phantom Shares. Phantom Shares may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the Restricted Period, or at such later deferral date elected by the Participant, in accordance with procedures established by the Committee with respect to such Award.

(e) SARs. The Committee shall have the authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. A SAR may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.

(1) Exercise Price. The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

(2) Time of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.

(3) Method of Payment. The Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.

(f) Stock Payments. Stock Payments may be made to Directors, Employees and Consultants in such number of Shares and may be based upon such criteria as may be determined to be appropriate by the Committee in its discretion.

(g) General.

(1) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(2) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

(C) To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve.

(3) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(4) Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(5) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(6) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.

(h) Performance Based Compensation. The Committee shall determine which Awards are intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Committee shall establish performance goals applicable to those Awards based upon the attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. The Performance Criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, unit or product line thereof. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, following the completion of each specified performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a Participant, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. Notwithstanding any other provision of the Plan, any Award which is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 7.    Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(1) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares that may be issued under the Plan, except as provided in Section 4(c) of the Plan. Notwithstanding the foregoing, the Plan may not be terminated with respect to an Award that is subject to Section 409A unless such termination would not result in the Award becoming subject to the additional tax under Section 409A.

(2) Amendments to Awards. Subject to Paragraph (1) above and Section 3(b), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or a Change of Control, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

SECTION 8.    General Provisions.

(a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award, but only to the extent such withholding does not cause a charge to the Company’s financial earnings.

(c) No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, with or without cause, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.

(d) Change of Control; Unusual Transactions or Events. In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, or a Change of Control and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(1) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8(d) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(2) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(3) To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(4) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(5) To provide that the Award cannot vest, be exercised or become payable after such event.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, an Award that is subject to 409A of the Code may only be paid upon a Change of Control to the extent such payment would not be subject to the additional tax provided by Section 409A.

(e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

(h) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j) Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

SECTION 9.    Effective Date of Plan.

The Plan shall become effective as of the date it is approved by the Board, provided it is subsequently approved by the stockholders of the Company within 12 months of such date. No Awards may become vested and no Shares may be issued under the Plan prior to the date the Plan is approved by the shareholders and, if not approved by the shareholders within such 12-month period, all Awards then outstanding shall automatically be forfeited without payment and the Plan shall terminate.

SECTION 10.    Term of the Plan.

No Award shall be granted under the Plan after the 10th anniversary of the date this Plan was first adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Proxy - Goodrich Petroleum Corporation

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting of Stockholders on May 18, 2006

The undersigned hereby constitutes and appoints Walter G. Goodrich and Kirkland H. Parnell and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at the Berkshire Room, Lancaster Hotel, 701 Texas Avenue, Houston, Texas, on May 18, 2006 at 11:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

(To be Signed and Continued on the Reverse Side.)

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.
		For	Withhold		For	Withhold
	01 - Henry Goodrich	☐	☐	03 - Michael J. Perdue	☐	☐
	02 - Patrick E. Malloy, III	☐	☐	04 - Steven A. Webster	☐	☐

B	Proposal				D	Proposal
The Board of Directors recommends a vote FOR the following proposal.					The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain			For	Against	Abstain
2.	Approve First Amendment to 1995 Stock Option Plan and grant of 525,000 Stock Options and 101,129 shares of restricted stock to certain officers and employees pursuant to the amended 1995 Stock Option Plan.	☐	☐	☐	4.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006.	☐	☐	☐

C	Proposal
The Board of Directors recommends a vote FOR the following proposal.					This Proxy is solicited on behalf of the Board of Directors. This Proxy will be voted as directed. In the absence of direction, this Proxy will be voted FOR the four nominees and FOR Proposals 2, 3 and 4.
		For	Against	Abstain
3.	Approve the 2006 Long-Term Incentive Plan	☐	☐	☐

E	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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